EXHIBIT 23.1

M & K CPAS
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form S-1, of Flameret, Inc., of our report dated September 18, 2009 on our audit of the financial statements of Flameret, Inc.  as of August 31, 2009 and the related statements of operations, stockholders’ deficit, and cash flows for the years ended August 31, 2009 and the period from August 13, 2009 (Inception) to August 31, 2009.

/s/ M & K CPAS, PLLC
M & K CPAS, PLLC
Houston, Texas

www.mkacpas.com

September 18, 2009